UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2009

ETRIALS WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-50531	20-0308891
(Commission File Number)	(IRS Employer ID Number)

4000 Aerial Center Parkway, Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

     Registrant's telephone number, including area code (919) 653-3400
__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On January 6, 2009, etrials Worldwide, Inc., filed a lawsuit in the Superior Court of Wake County, North Carolina, etrials Worldwide, Inc. v. Robert Sammis and Brendon Ball, File No. 09-CVS-00275, against its former Chief Operating Officer and Vice President of Client Services, Robert Sammis, and its former Director of Product Development, Brendon Ball, to enforce Confidentiality Agreements that they signed while at etrials and to prevent the disclosure or unauthorized use of confidential or non-public information of etrials in connection with the employment of Sammis and Ball at Unithink, Inc., a direct competitor of etrials.

On January 12, 2009, etrials successfully obtained a Temporary Restraining Order, or TRO, from the Court, prohibiting Sammis and Ball and anyone acting in active concert or participation with them  (which would include Unithink) from, among other things, disclosing, disseminating or using etrials’ trade secrets, proprietary and confidential business information (regardless of whether it is in paper, electronic or other form), including information regarding business methods, proposed work, pricing for services, clients and their unique requirements and needs, costs, and any other confidential information pertaining to etrials’ business.  The TRO also prohibited Sammis and Ball from soliciting business from any individual or entity using such trade secret, proprietary or confidential business information of etrials.  The TRO also required Sammis and Ball to make their computers available to a neutral forensic expert who made copies of the data on the computers so that attorneys for both sides could review the contents for evidence.  Counsel for etrials diligently reviewed the data obtained by the forensic computer expert to confirm that confidential, proprietary and/or non-public data of etrials had been taken by Sammis and Ball and was placed onto their Unithink computers.  The TRO stayed in effect until the parties could return to Court for a hearing on etrials’ Motion for a Preliminary Injunction.

On January 23, 2009, the Court conducted an evidentiary hearing attended by all parties and their counsel.  At the conclusion of the hearing, The Honorable Paul C. Ridgeway, Superior Court Judge, Wake County, North Carolina, announced in open court his intention to enter a preliminary injunction against Sammis and Ball to, among other things, continue to prohibit any effort by Sammis, Ball and anyone acting in active concert or participation with them (which would include Unithink) from soliciting business from any individual or entity using the trade secret, proprietary, confidential or non-public business information of etrials.  Judge Ridgeway signed the written Order Granting Preliminary Injunction on February 2, 2009.  The Order Granting Preliminary Injunction was then filed in Wake County Superior Court and a copy has been sent to Unithink to place it on formal notice of the Order and request compliance therewith.  The lawsuit against Sammis and Ball remains pending and etrials will continue to take all such further actions relating to Sammis, Ball and/or Unithink as are necessary to protect the information and customers of etrials to the full extent permitted by law.

This Current Report on Form 8-K contains forward-looking statements, including regarding our pursuing this litigation.  Actual results could differ materially from those contained in or implied by those statements for any number of reasons, including the risks that litigation can be expensive, time-consuming and uncertain in ultimate result.  Even if we continue our success in this litigation, our business might be materially and adversely harmed nevertheless.  Please read our other SEC filings for more information about our business and the risks it faces.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ETRIALS WORLDWIDE, INC.

Date: February 2, 2009	By:	/s/ Joseph (Jay) Trepanier, III
Joseph (Jay) Trepanier, III
Chief Financial Officer